UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            June 18, 2009

VOIS INC.
(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 201, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 998-3882

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01	Regulation FD Disclosure.
Item 8.01	Other Events.

On June 16, 2009 the Board of Directors of VOIS Inc. approved a 100 for one forward stock split of the company's issued and outstanding common stock in the form of a dividend.  In conjunction therewith, on June 18, 2009 we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida.  No shareholder consent was required in this action.  The effective time of the forward stock split will be close of business on July 8, 2009.  The forward stock split will be distributed to all shareholders of record on July 6, 2009.  No cash will be paid or distributed as a result of the forward stock split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.  In addition, there will be no mandatory exchange of stock certificates and our transfer agent, American Stock Transfer & Trust Company, will record the forward split by means of book entry.  There will be no change in the par value of our common stock, our CUSIP number or our trading symbol on the OTCBB as a result of the forward stock split.  It is anticipated that the common stock will be quoted on the OTCBB on a post-forward split basis beginning on July 9, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

3.10	Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: June 23, 2009	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President